Exhibit 99.2
For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jaia Zimmerman
The Blueshirt Group	RightNow Technologies
415.217.7722	650.464.8462 Cell
todd@blueshirtgroup.com	650.653.4441 Office
stacie@blueshirtgroup.com	jzimmerman@rightnow.com
RightNow Names Wayne Huyard as President and Chief Operating Officer
Seasoned Executive Leader to Guide Company’s Growth
Bozeman, Mont., October 12, 2010 –RightNow (NASDAQ: RNOW) today announced that Wayne Huyard has been appointed President and Chief Operating Officer. Wayne brings more than 25 years of executive leadership experience managing fast-growing and dynamic organizations. As President and Chief Operating Officer, Wayne will have primary responsibility for RightNow’s sales, marketing, services, development, and delivery organizations.
“We are excited to have Wayne assume this leadership role at RightNow. He brings a wealth of experience successfully scaling organizations as they undergo rapid growth. We were focused on bringing in a leader who not only has world-class sales and marketing leadership skills, but who also is a strong cultural fit at RightNow. Wayne brings these important capabilities, and also shares RightNow’s unyielding commitment to great customer experience.”
Greg Gianforte, Chief Executive Officer, RightNow
“RightNow is a place of extraordinary achievement, innovation and commitment. The entire organization is inspired by a compelling mission to rid the world of bad experiences, driven by an agile on-demand business model, and focused on a large and growing customer experience market. The team is very talented, the solution is best-in-class, and the opportunity for continued growth is exciting. I look forward to working closely with Greg and the RightNow team to realize continued growth and leadership in the market.”
Wayne Huyard, President and Chief Operating Officer, RightNow
Wayne Huyard, 51, joined RightNow’s executive team in July 2010. A seasoned business executive with more than 25 years of experience, Wayne brings broad experience in consumer, business and government markets, both domestic and international. Wayne spent 22 years at MCI, WorldCom and Verizon in a variety of senior management roles including President, MCI Mass Markets; COO, MCI Group; President, MCI Worldwide Sales and Marketing; and EVP, Verizon Business Global Sales. His experience spans consumer mass marketing, business direct sales, enterprise consulting and professional services in both private and public sector markets in the Americas, Europe and Asia. Most recently, Wayne was a member of the Executive Leadership team at Cerberus Operations and Advisory Company, the operating unit of Cerberus Capital Management, where he led the sales and marketing practice. He also served as Chairman, Four Points Media Group. Huyard is a graduate of Elizabethtown College and lives in Montana with his wife and children.
Susan Carstensen, formerly Chief Operating Officer of RightNow, will assume responsibility for the company’s global services organization as Senior Vice President, Customer Experience.
“Susan’s leadership has been crucial to driving RightNow’s growth and momentum. I am thrilled that she is assuming leadership of our client success, customer service and professional services organizations.”
Greg Gianforte, Chief Executive Officer, RightNow
RightNow today also announced preliminary third quarter 2010 financial results, anticipating that it will exceed revenue and earnings per share guidance.
About RightNow
RightNow is helping rid the world of bad experiences one consumer interaction at a time, eight million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than ten billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.
RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Stock Market.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, the risk that the preliminary financial information in this press release will differ from the completed third quarter final results; our success in transitioning to a new President and Chief Operating Officer; general economic conditions; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire and gain market acceptance for new products and enhancements to existing products in a cost-effective and timely manner; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets; the success of our efforts to integrate HiveLive’s personnel and processes, following our acquisition of that entity; the risk of asset impairment associated with the acquisition of HiveLive; the gain or loss of key customers; competitive pressures and other similar factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to expand or contract operations, manage expenses and grow profitability; the rate at which our present and future customers adopt our existing and future products and services; fluctuations in our operating results including our revenue mix and our rate of growth; fluctuations in backlog; the risk that our investments in partner relationships and additional employees will not achieve expected results; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; any unanticipated ambiguities in fair value accounting standards; the amount and timing of any stock repurchases under our stock repurchase program; fluctuations in our operating results from the impact of stock-based compensation expense; our ability to manage and expand our partner relationships; our ability to hire, retain and motivate our employees and manage our growth; the impact of potential future acquisitions, if any; and various other factors. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
FRNOW